UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(g) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2004, Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), executed a third amendment (the “Third Amendment”) to the Rights Agreement dated as of February 14, 1997, as amended by Amendment No. 1 dated as of September 18, 2000 and Amendment No. 2 dated as of December 12, 2001 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent.

The Third Amendment eliminated all references and provisions relating to “Continuing Directors”, including provisions that previously required a majority of the Continuing Directors to approve the redemption or exchange of the Rights (as defined in the Rights Agreement). “Continuing Director” was defined generally to mean any director who was not an Acquiring Person or representative or nominee of or affiliated or associated with an Acquiring Person and who either was a member of the Board of Directors prior to the Stock Acquisition Date (as those terms are defined in the Rights Agreement) or subsequently became a member and whose election thereto was approved by a majority of the directors who were not Acquiring Persons or representatives or nominees of or affiliated or associated with an Acquiring Person. These provisions that have been deleted are commonly known as “dead hand” provisions. The Third Amendment also eliminated all references to determinations made by Outside Directors (as defined in the Rights Agreement). The Third Amendment is effective immediately.

The original Rights Agreement was filed as Exhibit 1 to the Registration Statement on Form 8-A with the Securities and Exchange Commission (the “SEC”) on February 21, 1997, Amendment No. 1 to the Rights Agreement was filed as Exhibit 10.1 to the Registration Statement on Form 8-A with the SEC on October 6, 2000, and Amendment No. 2 to the Rights Agreement was filed as Exhibit 10.1 to the Registration Statement on Form 8-A with the SEC on February 12, 2002, each of which is hereby incorporated herein by reference.

A copy of the Third Amendment is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Amendment No. 3, dated as of November 16, 2004, to the Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: November 16, 2004	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel